Exhibit 4.38

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of

November 12, 2009

among

NORDEA BANK NORGE ASA,

as Administrative Agent and Collateral Agent,

NORDEA BANK NORGE ASA,

as Authorized Representative under the Credit Agreement,

U.S. BANK NATIONAL ASSOCIATION,

as the Initial Other Authorized Representative,

and

each additional Authorized Representative from time to time party hereto

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

SECTION 1.01	Construction; Certain Defined Terms	1

ARTICLE II

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 2.01	Priority of Claims	10
SECTION 2.02	Actions with Respect to Shared Collateral; Prohibition on Contesting Liens	12
SECTION 2.03	No Interference; Payment Over	13
SECTION 2.04	Automatic Release of Liens; Amendments to First Lien Security Documents	14
SECTION 2.05	Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings	15
SECTION 2.06	Reinstatement	16
SECTION 2.07	Insurance	16
SECTION 2.08	Refinancings	16
SECTION 2.09	Possessory Collateral Agent as Gratuitous Bailee for Perfection	16

ARTICLE III

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

ARTICLE IV

THE COLLATERAL AGENT

SECTION 4.01	Appointment and Authority	17
SECTION 4.02	Rights as a First Lien Secured Party	19
SECTION 4.03	Exculpatory Provisions	19
SECTION 4.04	Reliance by Collateral Agent	21
SECTION 4.05	Delegation of Duties	21
SECTION 4.06	Resignation of Collateral Agent	21
SECTION 4.07	Non-Reliance on Collateral Agent and Other First Lien Secured Parties	22
SECTION 4.08	Collateral and Guaranty Matters	22

-i-

-ii-

FIRST LIEN INTERCREDITOR AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”) dated as of November 12, 2009, among NORDEA BANK NORGE ASA, as collateral agent for the First Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Collateral Agent”), NORDEA BANK NORGE ASA, as Authorized Representative for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Administrative Agent”), U.S. BANK NATIONAL ASSOCIATION, as Authorized Representative for the Initial Other First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Other Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the Other First Lien Secured Parties of the Series with respect to which it is acting in such capacity, and consented to by the Borrower, the Pledgor and the Subsidiary Guarantors.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Other Authorized Representative (for itself and on behalf of the Initial Other First Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Other First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Construction; Certain Defined Terms.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the Secured Credit Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

(c) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the Non-Controlling Authorized Representative Enforcement Date and from and after the Non-Controlling Authorized Representative Termination Date, the Administrative Agent, (ii) from and after the Non-Controlling Authorized Representative Enforcement Date until the Non-Controlling Authorized Representative Termination Date, the Major Non-Controlling Authorized Representative, provided that from and after the Discharge of Credit Agreement Obligations the Applicable Authorized Representative shall be the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Other First Lien Obligations or the Initial Other First Lien Secured Parties, the Initial Other Authorized Representative and (iii) in the case of any Series of Other First Lien Obligations or Other First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph hereof.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement, dated as of October 28, 2009 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time), among NCL Corporation Ltd. (the “Company” or the “Borrower”), the lending institutions from time to time parties thereto, the Administrative Agent and the other parties thereto.

“Credit Agreement Obligations” means, collectively, (i) the Credit Document Obligations and (ii) the Secured Hedging Obligations.

“Credit Document Obligations” means (a) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under letters of credit, fees, costs and indemnities) of such Grantor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, each Credit Document (as defined in the Credit Agreement) to which such Grantor is a party (including, without limitation, in the event such Grantor is a Subsidiary Guarantor (as defined in the Credit Agreement), all such obligations, liabilities and indebtedness of such Grantor under its Subsidiaries Guaranty (as defined in the Credit Agreement)), and (b) the due performance and compliance by such Grantor with all of the terms, conditions and agreements contained in each such Credit Document.

“Credit Agreement Secured Parties” means, collectively, (i) Lender Creditors and (ii) the Secured Hedging Creditors.

“DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First Lien Obligations secured by such Shared Collateral under an Other First Lien Agreement which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” under and as defined in the Credit Agreement, the Initial Other First Lien Agreement or any Other First Lien Agreement.

“Excluded Collateral” means (i) any cash collateral held by the Credit Agreement Secured Parties to secure Credit Agreement Obligations in respect of letters of credit or banker’s acceptances or Secured Hedging Obligations and (ii) to the extent not included as collateral under the relevant Other First Lien Documents, any equity interests (including any shares of capital stock of any Grantor or any other Subsidiary of the Company.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Other First Lien Obligations.

“First Lien Secured Parties” means (a) the Credit Agreement Secured Parties and (ii) the Other First Lien Secured Parties with respect to each Series of Other First Lien Obligations.

“First Lien Security Documents” means the vessel mortgages and each other agreement entered into in favor of the Collateral Agent for purposes of securing any Series of First Lien Obligations (other than any such agreement to the extent it secures the Excluded Collateral).

“Grantors” means the Company and each Subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations.

“Impairment” shall have the meaning assigned to such term in Section 1.01(b).

“Initial Other Authorized Representative” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial First Lien Notes Offering Memorandum” means the offering memorandum, dated November 12, 2009, in respect of the Initial First Lien Notes.

“Initial Other First Lien Agreement” means that certain Indenture dated as of November 12, 2009, among the Company, the Subsidiaries identified therein and U.S. Bank National Association, as trustee.

“Initial Other First Lien Obligations” means the Other First Lien Obligations pursuant to the Initial Other First Lien Agreement.

“Initial Other First Lien Secured Parties” means the holders of any Initial Other First Lien Obligations and the Initial Other Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement in the form of Annex B hereof required to be delivered by an Authorized Representative to the Collateral Agent pursuant to Section 5.13 hereof in order to create an additional Series of Other First Lien Obligations or a Refinancing of any Series of First Lien Obligations.

“Lender Creditors” means (i) the Lenders (as defined in the Credit Agreement) providing for the making of Loans (as defined in the Credit Agreement) to the Company as contemplated in the Credit Agreement, (ii) each issuer providing for the issuance of, and participation in, letters of credit for the account of the Borrower as contemplated in the Credit Agreement, (iii) the Administrative Agent, the Collateral Agent and each other Agent, in each case under and as defined in the Credit Documents (as defined in the Credit Agreement).

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Other First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Other First Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Other First Lien Agreement under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First Lien Agreement; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Collateral Agent (acting on instructions of the Administrative Agent) has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Authorized Representative Termination Date” means the date which is 180 days after the Non-Controlling Authorized Representative Enforcement Date, provided that the Non-Controlling Authorized Representative Termination Date shall be stayed and shall not occur and shall be deemed not to occur with respect to any Shared Collateral (1) at any time the Collateral Agent (acting on instructions of the Major Non-Controlling Authorized Representative) has commenced and is diligently pursuing an enforcement action with respect to Shared Collateral or (2) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Other First Lien Agreement” means any indenture, including the Initial Other First Lien Agreement and the notes issued pursuant thereto, credit agreement (excluding the Credit Agreement) or other agreement, document or instrument, pursuant to which any Grantor has or will incur Other First Lien Obligations; provided that, in each case, the indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First-Lien Obligations pursuant to and in accordance with Section 5.13.

“Other First Lien Documents” means, with respect to any Series of Other First-Lien Obligations, the notes, indentures, credit agreements, security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Other First-Lien Documents and each other agreement entered into for the purpose of securing any Series of Other First-Lien Obligations; provided that, in each case, the indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First-Lien Obligations pursuant to and in accordance with Section 5.13.

“Other First Lien Obligations” means (a) the due and punctual payment by the Company of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on indebtedness under any Other First Lien Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Company to any Other First Lien Secured Party under any Other First Lien Agreement, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Company under or pursuant to any Other First Lien Agreement and (c) the due and punctual payment and performance of all the obligations of each other Grantor under or pursuant to any Other First Lien Agreement, and shall include the Initial Other First Lien Obligations, in each case (other than in the case of the Initial Other First Lien Obligations), that have been designated as Other First-Lien Obligations pursuant to and in accordance with Section 5.13.

“Other First Lien Secured Parties” means the holders of any Other First Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Other First Lien Secured Parties.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, entity, association, trust or other enterprise or any government or political subdivision, department or instrumentality thereof.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.

“Proceeds” shall have the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and the Credit Documents (as defined in the Credit Agreement), (ii) the Initial Other First Lien Agreement and (iii) each Other First Lien Agreement.

“Secured Hedging Agreements” means (i) any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement entered into with a Secured Hedging Creditor and (ii) any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values entered into with a Secured Hedging Creditor.

“Secured Hedging Creditors” means each Lender (as defined in the Credit Agreement) or affiliate thereof that may at any time and from time to time enter into one or more Secured Hedging Agreements with the Company and/or one or more of its Subsidiaries, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any.

“Secured Hedging Obligations” means (a) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Grantor to the Secured Hedging Creditors, now existing or hereafter incurred under, arising out of or in connection with any Secured Hedging Agreement, whether such Secured Hedging Agreement is now in existence or hereinafter arising (including, without limitation, in the case of a Grantor that is a Subsidiary Guarantor (as defined in the Credit Agreement), all obligations, liabilities and indebtedness of such Grantor under its Subsidiary Guaranty (as defined in the Credit Agreement) in respect of the Secured Hedging Agreements), and (b) the due performance and compliance by such Grantor with all of the terms, conditions and agreements contained in each such Secured Hedging Agreement.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Other First Lien Secured Parties (in their capacity as such) and (iii) the Other First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Other First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Other First Lien Obligations and (iii) the Other First Lien Obligations incurred pursuant to any Other First Lien Agreement, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Other First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives or the Collateral Agent on behalf of such holders) hold a valid and perfected security interest or Lien at such time, provided that Excluded Collateral shall not constitute Shared Collateral. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest or Lien in such Collateral at such time.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing, and the Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First Lien Secured Party or received by the Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied by the Collateral Agent in the order specified in Section 2.01(d). Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.01(b)), each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

(d) The Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Shared Collateral, as well as any Shared Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any First Lien Security Document, any Other First Lien Document or any of the First Lien Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any First Lien Security Document or Other First Lien Document on behalf of any Grantor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any First Lien Security Document or Other First Lien Document;

SECOND, to the payment in full of the First Lien Obligations (other than the Secured Hedging Obligations) (the amounts so applied to be distributed among the First Lien Secured Parties (other than the Secured Hedging Creditors) pro rata in accordance with the respective amounts of the First Lien Obligations owed to them on the date of any such distribution) (it being understood that an amount equal to 105% of outstanding letters of credit shall be deemed to be owing for this purpose);

THIRD, to the payment in full of the Secured Hedging Obligations (the amounts so applied to be distributed among the Secured Hedging Creditors pro rata in accordance with the respective amounts of the Secured Hedging Obligations owed to them on the date of any such distribution); and

FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Shared Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Shared Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(e) For purposes of applying payments received in accordance with Section 2.01(d), the Collateral Agent shall be entitled to rely upon (i) the Initial Other Authorized Representative and (ii) each Additional Other First Lien Obligations Representative for a determination (which the Initial Other Authorized Representative and each Additional Other First Lien Obligations Representative agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Other First Lien Obligations owed to the Other First Lien Secured Parties. Unless it has received written notice from an Other First Lien Secured Party to the contrary, the Initial Other Authorized Representative and each Additional Other First Lien Obligations Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Other First Lien Obligations are outstanding. Unless it has written notice from an Other First Lien Secured Party to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Other First Lien Agreements are in existence.

(f) Each of the First Lien Secured Parties, by their acceptance of the benefits hereof and of the other First Lien Security Documents, agrees and acknowledges that if the Lender Creditors receive a distribution on account of undrawn amounts with respect to letters of credit issued under the Credit Agreement, such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Credit Document Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding letters of credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Credit Document Obligations owing to the Lender Creditors after giving effect to the termination of all such letters of credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 2.01(d).

(g) All payments required to be made hereunder shall be made to the applicable Authorized Representative.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) With respect to any Shared Collateral, (i) notwithstanding Section 2.01, only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral, other than with respect to a release of Liens not in furtherance of or in connection with an enforcement action. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any Collateral (other than, in the case of the Authorized Representative for the Credit Agreement Secured Parties (or the Authorized Representative for any other Series of First Lien Obligations that are not high yield notes substantially similar to the Initial Other First Lien Obligations), the Excluded Collateral) for the benefit of any Series of First Lien Obligations (other than funds deposited for the discharge or defeasance of any Other First Lien Agreement) other than pursuant to the First Lien Security Documents, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First Lien Security Documents applicable to it.

(c) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair (i) the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement or (ii) the rights of any First Lien Secured Party from contesting or supporting any other Person in contesting the enforceability of any Lien purporting to secure First Lien Obligations constituting unmatured interest pursuant to Section 502(b)(2) of the Bankruptcy Code.

SECTION 2.03 No Interference; Payment Over.

(a) Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Secured Party from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed by the Collateral Agent in accordance with the provisions of Section 2.01(d) hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to First Lien Security Documents.

(a) If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of foreclosure proceeding; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each First Lien Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document (including, without limitation, to release Liens securing any Series of First Lien Obligations) so long as such amendment, subject to clause (d) below, is permitted by the terms of each then extant Secured Credit Document. Additionally, each First Lien Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document solely as such First Lien Security Document relates to a particular Series of First Lien Obligations (including, without limitation, to release Liens securing such Series of First Lien Obligations) so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of First Lien Obligations was incurred and (y) such amendment does not adversely affect the First Lien Secured Parties of any other Series.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any First Lien Security Document provided for in this Section.

(d) In determining whether an amendment to any First Lien Security Document is permitted by this Section 2.04, the Collateral Agent may conclusively rely on a certificate of an officer of the Company stating that such amendment is permitted by Section 2.04(b) above.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its subsidiaries.

(b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01(a) of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to Section 2.01(a) of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06 Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the First Lien Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. Subject to limitations in the Credit Agreement and the Other First Lien Documents, the First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Collateral Agent

SECTION 4.01 Appointment and Authority.

(a) Each of the First Lien Secured Parties hereby irrevocably appoints Nordea Bank Norge ASA to act on its behalf as the Collateral Agent hereunder and under each of the other First Lien Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article IV and Section 12 of the Credit Agreement and the equivalent provision of any Other First Lien Agreement (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the First Lien Security Documents) as if set forth in full herein with respect thereto.

(b) Each of the First Lien Secured Parties hereby irrevocably appoints Nordea Bank Norge ASA as security trustee solely for the purpose of holding legal title to the Vessel Mortgages on the Bahamian flag vessels on behalf of the applicable First Lien Secured Parties, from time to time, with regard to the (i) security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the First Lien Secured Parties or any of them or for the benefit thereof under or pursuant to the Vessel Mortgages (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken by any First Lien Secured Party in the Vessel Mortgages), (ii) all money, property and other assets paid or transferred to or vested in any First Lien Secured Party or any agent of any First Lien Secured Party or received or recovered by any First Lien Secured Party or any agent of any First Lien Secured Party pursuant to, or in connection with the Vessel Mortgages, whether from the Borrower or any Subsidiary Guarantor or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any First Lien Secured Party or any agent of any First Lien Secured Party in respect of the same (or any part thereof). Nordea Bank Norge ASA hereby accepts such appointment as security trustee.

(c) Each Non-Controlling Secured Party acknowledges and agrees that in connection with the enforcement of remedies hereunder or under the Credit Agreement or the Other First Lien Loan Documents, the Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

SECTION 4.02 Rights as a First Lien Secured Party. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “First Lien Secured Party” or “First Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Other First Lien Secured Party” or “Other First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03 Exculpatory Provisions.

(a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First Lien Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event of Default is given to the Collateral Agent by the Authorized Representative of such First Lien Obligations or the Company;

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent;

(vi) shall not have any fiduciary duties or contractual obligations of any kind or nature under any Other First Lien Agreement (but shall be entitled to all protections provided to the Collateral Agent therein);

(vii) with respect to the Credit Agreement, any Other First Lien Agreement or any First Lien Security Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation; and

(viii) may conclusively rely on any certificate of an officer of the Company provided pursuant to Section 2.04(d).

(b) Each party hereto acknowledges that, in addition to acting as the initial Collateral Agent, Nordea Bank Norge ASA also serves as Administrative Agent under the Credit Agreement and each First Lien Secured Party hereby waives any right to make any objection or claim against Nordea Bank Norge ASA (or any successor Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the Collateral Agent also serving as the Administrative Agent.

SECTION 4.04 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may include, but shall not be limited to counsel for the Company or counsel for the Administrative Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

SECTION 4.06 Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other First Lien Security Documents to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right (subject, unless an Event of Default relating to the commencement of an Insolvency or Liquidation Proceeding has occurred and is continuing, to the consent of the Company (not to be unreasonably withheld or delayed)), to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the First Lien Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above (but without the consent of any other First Lien Secured Party or the Company); provided that if the Collateral Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other First Lien Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the First Lien Secured Parties under any of the First Lien Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the First Lien Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative, any other First Lien Secured Parties or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First Lien Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First Lien Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article, Section 12 of the Credit Agreement and the equivalent provision of any Other First Lien Agreement shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other First Lien Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First Lien Security Documents to the successor Collateral Agent as promptly as practicable.

SECTION 4.07 Non-Reliance on Collateral Agent and Other First Lien Secured Parties. Each First Lien Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First Lien Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08 Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Company stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document;

(b) to release any Grantor from its obligations under the First Lien Security Documents upon receipt of a written request from the Company stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent or the Administrative Agent, to it at:

Nordea Bank Norge ASA

Middelthunsgate 17

NO-0107 Oslo, Norway

Attention: Ronny Bjørnådal

Telephone: +47 22 48 56 80

Telecopier: +47 22 48 42 78

E-mail: slo.norway@nordea.com;

(b) if to the Initial Other Authorized Representative, to it at:

U.S. Bank National Association

Corporate Trust Services

EP-MN-WS3C

60 Livingston Avenue

St. Paul MN 55107-1419

Telephone: 651-495-3909

Facsimile: 651-495-8097

Attn: Raymond S. Haverstock

E-mail: raymond.haverstock@usbank.com and jutsen.mark@dorsey.com;

(c) if to any additional Other Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 5.08 Submission to Jurisdiction; Waivers. The Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the state and federal courts located in New York County and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Secured Credit Documents or First Lien Security Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Other First Lien Agreements), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Additional First Lien Obligations. To the extent, but only to the extent permitted by the provisions of the Credit Agreement and not prohibited by the Other First Lien Documents, the Company may from time to time incur Other First Lien Obligations. Any additional Authorized Representative may become a party hereto, without the consent of any First Lien Secured Party, by execution and delivery of a Joinder Agreement substantially in the form of Annex B in accordance with the terms of this Section and upon such execution and delivery, such Authorized Representative and the Other First Lien Secured Parties and Other First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First Lien Security Documents applicable thereto, and the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Authorized Representatives and such additional Authorized Representative. Any such additional class or series of Other First Lien Obligations (the “Additional Other First Lien Obligations”) will be secured on a pari passu basis with the First Lien Obligations (as Other First Lien Obligations hereunder), subject to the condition that the Authorized Representative of any such Additional Other First Lien Obligations (each, a “Additional Other First Lien Obligations Representative”), acting on behalf of the holders of such Additional Other First Lien Obligations (such Authorized Representative and holders in respect of any Additional Other First Lien Obligations being referred to as the “Additional Other First Lien Obligations Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Additional Other First Lien Obligations Representative to become a party to this Agreement,

(i) such Additional Other First Lien Obligations Representative, the Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex B (with such changes as may be reasonably approved by the Collateral Agent and such Additional Other First Lien Obligations Representative) pursuant to which such Additional Other First Lien Obligations Representative becomes an Authorized Representative hereunder, and the Additional Other First Lien Obligations in respect of which such Additional Other First Lien Obligations Representative is the Authorized Representative and the related Additional Other First Lien Obligations Parties become subject hereto and bound hereby;

(ii) the Company shall have (x) delivered to the Collateral Agent true and complete copies of each of the Other First Lien Documents relating to such Additional Other First Lien Obligations, certified as being true and correct by an authorized officer of the Company and (y) identified the obligations to be designated as Other First Lien Obligations and the initial aggregate principal amount or face amount thereof;

(iii) (x) all filings, recordations and/or amendments or supplements to the First Lien Security Documents necessary or desirable in the reasonable judgment of the Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Additional Other First Lien Obligations shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Collateral Agent), and in each case the Collateral Agent agrees to effectuate such actions, and (y) all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Collateral Agent), subject, in the case of any action referred to in preceding sub-clause (x) or (y), to any extension of the time permitted for the taking of such action in accordance with the relevant Other First Lien Documents.

SECTION 5.14 Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, any or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

SECTION 5.15 Grantors; Additional Grantors. The Grantors existing on the date hereof hereby covenant and agree to cause each Subsidiary of the Company or direct or indirect parent of the Company which becomes a Grantor after the date hereof to contemporaneously become a party hereto by executing and delivering an assumption or joinder agreement in substantially the form of Annex A or otherwise in form and substance reasonably satisfactory to the Collateral Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Grantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

SECTION 5.16 Flag Jurisdiction Transfer. In the event that the Company desires to implement a Flag Jurisdiction Transfer (as defined in the Credit Agreement) with respect to a mortgaged vessel, upon receipt of reasonable advance notice thereof from the Company, the Collateral Agent shall use commercially reasonably efforts to provide, or (as necessary) procure the provision of, all such reasonable assistance as the Borrower or any Grantor may request from time to time in relation to (i) the Flag Jurisdiction Transfer, (ii) the related deregistration of the relevant mortgaged vessel from its previous flag jurisdiction, and (iii) the release and discharge of the related First Lien Security Documents provided that the relevant First Lien Secured Party shall pay all documented out of pocket costs and expenses reasonably incurred by the Collateral Agent in connection with provision of such assistance. Each First Lien Secured Party hereby consent to (i) deregister such mortgaged vessel from its previous flag jurisdiction and (ii) release and hereby direct the Collateral Agent to release the relevant vessel mortgage. Each First Lien Secured Party hereby directs the Collateral Agent, and the Collateral Agent agrees to execute and deliver or, at the Company’s expense, file such documents and perform other actions reasonably necessary to release the relevant vessel mortgages when and as directed pursuant to this Section 5.16.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NORDEA BANK NORGE ASA
as Administrative Agent and Collateral Agent

By:	/s/ Ronny Bhørnådal
Name: Ronny Bhørnådal
Title: SVP & Head of Syndicated Loans

By:	/s/ Arne Berglund
Name: Arne Berglund
Title: Senior Vice President

[First Lien Intercreditor Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Initial Other Authorized Representative

By:	/s/ Raymond Haverstock
Name: Raymond Haverstock
Title: Vice President

[First Lien Intercreditor Agreement]

ANNEX A

CONSENT OF GRANTORS

Dated: November 12, 2009

Reference is made to the First Lien Intercreditor Agreement dated as of the date hereof between Nordea Bank Norge ASA, as Administrative Agent and Collateral Agent, and U.S. Bank National Association, as Initial Other Authorized Representative, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The Undersigned Grantor has read the foregoing Intercreditor Agreement and consents thereto. The Undersigned Grantor agrees that it will not, and will cause each of the other Grantors to not, take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. The Undersigned Grantor confirms on behalf of each Grantor that the foregoing Intercreditor Agreement is for the sole benefit of the First Lien Secured Parties and their respective successors and assigns, and that no Grantor is an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Notwithstanding anything to the contrary in the Intercreditor Agreement or provided herein, each party to the Intercreditor Agreement agrees that the Undersigned Grantor and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of the Intercreditor Agreement except to the extent their rights are adversely affected (in which case the Undersigned Grantor shall have the right to consent to or approve any such amendment, modification or waiver).

Without limitation to the foregoing, the Undersigned Grantor agrees to take, and to cause each other Grantor to take, such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to the Undersigned Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[First Lien Intercreditor Agreement]

ANNEX B

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [        ] dated as of [        ], 20        to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of November 12, 2009 (the “First Lien Intercreditor Agreement”), among NCL Corporation Ltd., a Bermuda company (the “Company”), Nordea Bank Norge ASA, as Collateral Agent for the First Lien Secured Parties under the First Lien Security Documents (in such capacity, the “Collateral Agent”), Nordea Bank Norge ASA, as Authorized Representative for the Credit Agreement Secured Parties, U.S. Bank National Association, as Initial Other Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. As a condition to the ability of the Company and the Grantors to incur Additional Other First Lien Obligations and to secure such Additional Other First Lien Obligations on a pari passu basis with the First Lien Obligations, in each case under and pursuant to the First Lien Security Documents, the Additional Other First Lien Obligations Representative in respect of such Additional Other First Lien Obligations is required to become an Authorized Representative under, and such Additional Other First Lien Obligations and the Additional Other First Lien Obligations Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Additional Other First Lien Obligations Representative may become an Authorized Representative under, and such Additional Other First Lien Obligations and such Additional Other First Lien Obligations Parties may become subject to and bound by, the First Lien Intercreditor Agreement, pursuant to the execution and delivery by the Additional Other First Lien Obligations Representative of an instrument in the form of this Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the First Lien Intercreditor Agreement. The undersigned Additional Other First Lien Obligations Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the First Lien Intercreditor Agreement and the First Lien Security Documents.

Accordingly, the Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Other First Lien Obligations and Additional Other First Lien Obligations Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Additional Other First Lien Obligations Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as an Authorized Representative and to the Additional Other First Lien Obligations Parties that it represents as Additional First Lien Secured Parties. Each reference to a “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], and (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company and the Subsidiary Borrower agree to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Representative and the Collateral Agent have duly executed this Representative Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

by
Name:
Title:

Address for notices:

attention of:

Telecopy:

Acknowledged by:

NORDEA BANK NORGE ASA, as Collateral Agent,

By:
Name:
Title:

By:
Name:
Title:

NCL CORPORATION LTD.,

By:
Name:
Title:

THE OTHER GRANTORS LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

Schedule I to the

Annex I to the

First Lien Intercreditor Agreement

Grantors

[            ]

37